UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2022

LOCKHEED MARTIN CORPORATION
(Exact name of registrant as specified in its charter)

Maryland		1-11437	52-1893632
(State or other jurisdiction		(Commission File Number)	(IRS Employer
of incorporation)			Identification No.)

6801 Rockledge Drive
Bethesda,	Maryland		20817
(Address of principal executive offices)			(Zip Code)
(301) 897-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	LMT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On October 24, 2022, Lockheed Martin Corporation (the “Company”) completed the issuance and sale of a total of $4,000,000,000 of senior unsecured notes, consisting of $500,000,000 aggregate principal amount of 4.95% Notes due 2025 (the “2025 Notes”), $750,000,000 aggregate principal amount of 5.10% Notes due 2027 (the “2027 Notes”), $1,000,000,000 aggregate principal amount of 5.25% Notes due 2033 (the “2033 Notes”), $1,000,000,000 aggregate principal amount of 5.70% Notes due 2054 (the “2054 Notes”) and $750,000,000 aggregate principal amount of 5.90% Notes due 2063 (the “2063 Notes” and, together with the 2025 Notes, the 2027 Notes, the 2033 Notes and the 2054 Notes, the “Notes”), pursuant to an underwriting agreement (the “Underwriting Agreement”) dated October 19, 2022, among the Company and Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I thereto. The Notes were sold in a public offering pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-237836) and the base prospectus included in that registration statement, as supplemented by the final prospectus supplement, dated October 19, 2022, as filed with the Securities and Exchange Commission (“SEC”) on October 20, 2022 (the “Final Prospectus Supplement”).
The 2025 Notes mature on October 15, 2025, the 2027 Notes mature on November 15, 2027, the 2033 Notes mature on January 15, 2033, the 2054 Notes mature on November 15, 2054 and the 2063 Notes mature on November 15, 2063. The Company will pay interest on the 2025 Notes semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2023. The Company will pay interest on the 2027 Notes semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2023. The Company will pay interest on the 2033 Notes semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2023. The Company will pay interest on the 2054 Notes semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2023. The Company will pay interest on the 2063 Notes semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2023.The Company may, at its option, redeem the Notes of any series in whole or in part at any time at the redemption prices described in the Final Prospectus Supplement and the applicable Note.
The Notes were issued under the indenture, dated as of September 6, 2011 (the “Base Indenture”), as supplemented by the first supplemental indenture, dated as of April 21, 2022 (the “Supplemental Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee. A copy of the Base Indenture was previously filed as Exhibit 4.1 to the Company’s registration statement on Form S-3 (File No. 333-237836) filed with the SEC on April 24, 2020 and a copy of the Supplemental Indenture was previously filed as Exhibit 4.1 to the Company’s Form 8-K (Items 8.01 and 9.01) filed with the SEC on April 21, 2022.
The Company intends to use the net proceeds from the offering of the Notes for general corporate purposes, including the repurchase of shares of its common stock pursuant to the Company’s share repurchase program.
A copy of the Underwriting Agreement and the forms of Notes are filed as exhibits to this report and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, dated October 19, 2022, by and among Lockheed Martin Corporation and Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I thereto

4.1	Form of 4.95% Notes due 2025

4.2	Form of 5.10% Notes due 2027

4.3	Form of 5.25% Notes due 2033

4.4	Form of 5.70% Notes due 2054

4.5	Form of 5.90% Notes due 2063

5.1	Opinion of Hogan Lovells US LLP

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lockheed Martin Corporation
(Registrant)

Date: October 24, 2022	By:	/s/ Kerri R. Morey
Kerri R. Morey
Vice President and Associate General Counsel